Exhibit 1.1
$150,000,000
DENBURY RESOURCES INC.
7 1/2% Senior Subordinated Notes due 2015
Underwriting Agreement
December 7, 2005
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Denbury Resources Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you as the underwriter (the “Underwriter”) $150 million principal amount of its 7 1/2% Senior Subordinated Notes due 2015 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of December 7, 2005 (the “Indenture”) between the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors (the “Guarantees”).
     The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-130160), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement (and any amendments thereto) that at the time of its effectiveness omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this

Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (the “Time of Sale Information”): a Preliminary Prospectus dated December 6, 2005, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     2. Purchase of the Securities by the Underwriter. (a) The Company agrees to issue and sell the Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the principal amount of Securities set forth opposite the Underwriter’s name in Schedule 1 hereto at a price equal to 99% of the principal amount thereof plus accrued interest, if any, from December 21, 2005 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Underwriter intends to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Securities to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on December 21, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Underwriter against delivery to the nominee of The Depository Trust Company, for the account of the Underwriter, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Underwriter not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Company and the Guarantors acknowledge and agree that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, the Underwriter is not advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Guarantors.
     3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives, other than the Underwriter in its capacity as such, (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rules 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and no pro forma or historical financial information relating to the seller under the Purchaser Agreement (defined herein) are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration

Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to each of clauses (i), (ii) and (iii), as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries required to be listed and so listed in Exhibit 21 to the Registration Statement.
     (i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for general partner interests) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as set forth in any partnership governing documents.
     (j) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein) and the Agreement, dated November 9, 2005, between the Company and a single seller relating to the acquisition of certain oil and gas properties located in Mississippi and Alabama (the “Purchase

Agreement”) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, upon effectiveness of the Registration Statement, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (n) Other Transaction Documents. The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions.
     (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or each of the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities (including the Guarantees) under the Securities Act, the qualification of the Indenture and the Trustee under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities (including the Guarantees) by the Underwriter.
     (s) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (t) Independent Registered Public Accounting Firm. PricewaterhouseCoopers, who has audited certain financial statements of the Company and its subsidiaries is, and Deloitte & Touche, who has audited certain financial statements of the Company and its subsidiaries was at the time of its audit, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.
     (u) Title to Real and Personal Property. The Company and its subsidiaries have good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries. Any liens, encumbrances, claims and defects and imperfections of title with respect to the items of real and personal property are disclosed or do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights or licenses to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and believe the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.
     (w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

     (x) Investment Company Act. Each of the Company and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (y) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as would not have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
     (z) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened and the Company and each of the Guarantors are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.
     (bb) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for any such failure to comply as would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except for any such prohibited transaction, as would not, individually or in the aggregate, have a Material Adverse Effect; and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.
     (dd) Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required under the Exchange Act to be disclosed in the Company’s filings is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms. The chief executive officer and chief financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s 2004 Annual Report on Form 10-K (the “2004 10-K”) and have determined that such disclosure controls and procedures are effective in all material respects in providing to them on a timely basis material information required to be disclosed in the 2004 10-K. The chief executive officer and chief financial officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the periods covered by each of the Company’s Quarterly Reports on Form 10-Q in 2005 (the “2005 10-Q’s”) and have determined that such disclosure controls and procedures are effective in ensuring that material information required to be disclosed in the 2005 10-Q’s is accumulated and communicated to them.
     (ee) Accounting Controls. The Company and its subsidiaries have established and maintain internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) as set forth in Item 9A. and Exhibits 31(a) and 31(b) of the 2004 10-K. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there were no material weaknesses in the Company’s internal controls for the period covered by the 2004 10-K, and, for the periods subsequent to the period covered by the 2004 10-K, there are no material weaknesses in the Company’s internal controls that have come to the attention of the Company’s management.

     (ff) Insurance. The Company and its subsidiaries have insurance covering such risks as are customarily carried by businesses similarly situated, including insurance against (other than losses or damage to property owned by the Company or any of its subsidiaries which is self insured) losses customarily insured against as a result of damage by fire, lightning, hail, tornado, explosion and other similar risk covering their respective properties, operations, personnel and businesses, including business interruption insurance; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (gg) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ii) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); the Company is not currently under investigation by OFAC; the Company has not discovered any facts that would lead it to believe it has violated any laws or regulations administered by OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (jj) Solvency. On the Closing Date, and after giving effect to the issuance of the Securities and the consummation of the other transactions related thereto as described in the Registration Statement, the Time of Sale Information and the Prospectus, as of the Closing Date, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the debts of the Company (including an amount of contingent liabilities, computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not incurred debts and does not propose to incur debts that would be beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.
     (kk) No Restrictions on Subsidiaries. Except as provided in the Company’s Fifth Amended and Restated Credit Agreement among Denbury Onshore, LLC, as Borrower, the Company as Parent Guarantor, JPMorgan Chase Bank, National Association, successor by merger to BankOne, NA, as Administrative Agent, and certain other financial institutions dated September 1, 2004, as amended by the first amendment thereto, and the Company’s Indenture dated as of March 25, 2003 relating to the Company’s 7 1/2% Senior Subordinated Notes Due 2013, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company except that there are limitations on dividends, asset contributions, or distributions that may be paid to Genesis Energy Inc.
     (ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (mm) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

     (nn) No Stabilization. Neither the Company nor any of the Guarantors have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (oo) [Intentionally Omitted.]
     (pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (tt) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering.
     (uu) Reserve Report Data. The oil and gas reserve estimates of the Company and its subsidiaries for the fiscal years ended December 31, 2002, 2003 and 2004 contained in the Preliminary Prospectus and the Prospectus are derived from reports that have been prepared by the independent petroleum consulting firm as set forth therein, such reserve estimates fairly reflect the oil and gas reserves of the Company and its subsidiaries at the dates indicated therein and are in accordance, in all material respects, with the Commission guidelines applied on a consistent basis throughout the periods involved.

     (vv) Independent Reserve Engineering Firms. DeGolyer and MacNaughton have represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to the Company and its subsidiaries and for the periods set forth in the Preliminary Prospectus and the Prospectus.
     4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with the Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Securities Act, will file, any Issuer Free Writing Prospectus to the extent required under the Securities Act; and will file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, two copies of the Registration Statement with fax signatures as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.
     (d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has been filed; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (j) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (k) Legending and Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, comply with legending requirements applicable to Issuer Free Writing Prospectuses and retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with the Securities Act.
     5. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company); provided however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by the underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
     (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been or will be included in a free writing prospectus filed with the Commission; provided that the Underwriter may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to the first use of such term sheet.
     (d) It will, pursuant to reasonable procedures developed in good faith, retain copies of, and comply with any legending requirements applicable to, each free writing prospectus used or referred to by it, in accordance with the Securities Act.
     (e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     (f) It will not prepare or conduct, or participate in the preparation or conduct of, any “road show” relating to the Securities that does not originate live, in real-time to a live audience, and will not prepare or provide, or participate in the preparation or providing of, any communication used in connection with such road show that is a graphic or other written communication that is provided separately, for example by graphic means in a file designed to be copied or downloaded separately.
     6. Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.
     (b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company, any of the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company, any of the Guarantors or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers and Deloitte & Touche shall each have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter from PricewaterhouseCoopers delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinion of Counsel for the Company. Jenkens & Gilchrist, A Professional Corporation, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A hereto.
     (h) Opinion of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett, LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

     (j) Good Standing. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.
     (l) Reserve Report Confirmation Letters. On the date of this Agreement and on the Closing Date, DeGolyer and MacNaughton shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information with respect to the oil and gas reserves of the Company and its subsidiaries as reported in letters to the Company.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriter. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each of clauses (i) and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter for use therein.

     (b) Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fifth and sixth paragraphs under the heading “Underwriting” in the Prospectus and the following information in the Issuer Free Writing Prospectus dated December 7, 2005: the final sentence of the first paragraph of the legend in the final pricing term sheet.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, each of the

Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company, the Guarantors and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.
     10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants and independent reserve engineers; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 9 (other than pursuant to clause (v) of Section 9 if the Company, the Guarantors and the Underwriter subsequently enter into another agreement for the Underwriter to underwrite the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriter.
     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     14. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter at 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Larry Landry. Notices to the Company and the Guarantors shall be given to them at Denbury Resources Inc., 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, (fax: 972-673-2051); Attention: Phil Rykhoek.
     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

DENBURY RESOURCES INC.

By	/s/ Phil Rykhoek

Name	Phil Rykhoek
Title	Senior Vice President and Chief
Financial Officer

SUBSIDIARY GUARANTORS:

DENBURY ONSHORE, LLC,

By		/s/ Phil Rykhoek

	Name:	Phil Rykhoek
	Title:	Senior Vice President and Chief
Financial Officer

DENBURY GATHERING & MARKETING, INC.,

By		/s/ Phil Rykhoek

	Name:	Phil Rykhoek
	Title:	Senior Vice President and Chief
Financial Officer

DENBURY OPERATING COMPANY,

By		/s/ Phil Rykhoek

	Name:	Phil Rykhoek
	Title:	Senior Vice President and Chief
Financial Officer

DENBURY MARINE, L.L.C.,

By		/s/ Phil Rykhoek

	Name:	Phil Rykhoek
	Title:	Senior Vice President and Chief
Financial Officer

TUSCALOOSA ROYALTY FUND LLC,

By	Denbury Operating Company, its
Sole Member

	By	/s/ Phil Rykhoek

	Name:	Phil Rykhoek
	Title:	Senior Vice President and Chief
Financial Officer
Accepted: December 7, 2005
J.P. MORGAN SECURITIES INC.

By	/s/ Geoffrey Benson
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$150,000,000

Total	$150,000,000

Schedule 2

State of
Incorporation
Guarantors	or Organization
DENBURY ONSHORE, LLC	Delaware
DENBURY GATHERING & MARKETING, INC.	Delaware
DENBURY OPERATING COMPANY	Delaware
DENBURY MARINE, L.L.C.	Louisiana
TUSCALOOSA ROYALTY FUND LLC	Mississippi

Annex A
[Form of Opinion of Counsel for the Company]
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission.
     (b) The Registration Statement and the Preliminary Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.
     (c) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have the requisite power and authority to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
     (d) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for general partner interests).
     (e) The Company and each of the Guarantors have the requisite right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

     (f) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.
     (g) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (h) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (i) The Purchase Agreement has been duly authorized by the Company.
     (j) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (k) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) contravene any provision of law applicable to the Company or any of the Guarantors, (ii) the articles or certificate of incorporation or articles of organization, bylaws or operating agreement, or other charter documents of the Company or any of the Guarantors, or (iii) any agreement or other instrument listed and filed as an exhibit to an Exchange Act report or, to our knowledge, any judgment, order or decree to which the Company or any of the Guarantors are subject of any governmental body, agency or court having jurisdiction over the Company or any of the Guarantors, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (l) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the

Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter.
     (m) To the best knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others.
     (n) The statements or descriptions included or incorporated by reference in the Preliminary Prospectus and the Prospectus under the headings “The company—The offering,” “Risk factors — We are subject to complex federal, state and local laws and regulations, including environmental laws, that could adversely affect our business,” “Risk factors — A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims,” “Description of the notes, ” and “Material U.S. federal income tax considerations,” and in the Company’s 2004 Annual Report on Form 10-K under the captions “Item 1. Business — Federal and State Regulations” and “Item 3. Legal Proceedings,” only insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the legal matters, documents or proceedings referred to therein. To the best knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (o) The Company and each of the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the

Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
     (p) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     (q) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A or 430B to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements or notes thereto, pro forma financial data, or other financial, statistical, accounting or reserve data, schedules or matters contained in the Registration Statement, the Time of Sale Information and the Prospectus, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantors and public officials that are furnished to the Underwriter.
     The opinion of Jenkens & Gilchrist, A Professional Corporation described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

Annex B
Time of Sale Information
     Final pricing term sheet substantially in the form of Annex C attached hereto.

Annex C
Denbury Resources Inc.
Pricing Term Sheet

Issuer:	Denbury Resources Inc.
Size:	$150,000,000
Maturity:	December 15, 2015
Coupon:	7.50%
Price:	100% of face amount
Yield to maturity:	7.50%
Spread to Benchmark Treasury:	2.97%
Benchmark Treasury:	UST 4.5% due November 2015
[Benchmark Treasury [Price] and Yield:	______ _____%]
Interest Payment Dates:	June 15 and December 15, commencing June 15, 2006

Redemption Provisions:
[First call date:	]
[Make-whole call	[At any time][Before the first call date] at a discount rate of Treasury plus __basis points]
Redemption prices:	Commencing December 15, 2010: 103.75%
Commencing December 15, 2011: 102.50%
Commencing December 15, 2012: 101.25%
Commencing December 15, 2013 and
thereafter: 100%
Redemption with proceeds of equity offering	Prior to December 15, 2008, up to
35% may be redeemed at 107.5%
Settlement:	T+10; December 21, 2005
CUSIP:	24823UAF5
Covenants:	same as Issuer’s 7 1/2% Senior
Subordinated Notes Due 2013
Ranking:	Senior subordinated unsecured
obligations of Issuer.
Events of Default:
Ratings:	B2/B+
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

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